CONSULTING AGREEMENT
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Consulting Agreement (this agreement), dated as of March 1, 1999, between Lee T.
Edmondson (the "consultant") of 7071 Ash Street, Richmond B.C. Canada V6Y 2T9 and DVD Technologies ("Employer"), 590 Madison Avenue, New York, New York 10022, a Nevada corporation engaged in the exploitation of a patented and proprietary computer technology for an interactive audio/video location-based entertainment and marketing media channel.

Whereas, the Consultant's unique skills, knowledge and experience with respect to Employer and Employer's business, and Consultant's ongoing participation and contracting by Employer are a most significant and material inducement in Employer's decision to enter into a consulting agreement with Consultant,

Whereas, Employer is in the start-up phase of its business and requires Consultant's services to assist in developing the formative plans and early Stage strategic relationships and alliances,

WhereAS, Employer desires to contract Consultant initially in the capacity of acting CEO and consultant, and after the initial first consulting year, CEO of the Company, and Consultant desires to be contracted in such capacity,

Now therefore, in consideration of the mutual covenants contained herein and for Other good and valuable consideration, the Employer and Consultant hereby
Agree as follows:

1.  Employment Duties and Agreements

(a) Employer hereby agrees to employ the Consultant (the "Contract") as the acting CEO of Employer (Consultant) with such senior executive and management duties, related to the development of the business which are assigned to the acting CEO by the Board of Directors of Employer.

(b) Consultant hereby accepts the Contract and agrees to serve the Employer during the period described in Section 1(d) hereof. In rendering service to the Employer, Consultant shall be subject to, and agrees to act in accordance with the instructions and directions of Employer's Board of Directors and all applicable policies and rules thereof.

(c) During the Contract period, Consultant will be responsible for the development of the business plan, strategic and action plan, strategic relationships and alliances, development of manufacturing, distribution and exploitation of the DVDT System and the company's license hereto for Employer. Consultant is not responsible for financing, investor relations other than to liase with shareholder representatives, accounting, legal, hiring and managing Employer's other contracts.

(d) The initial consulting term shall be one year ending March 1, 2000, renewable on terms subject to good faith negotiations and mutual approval of formal CEO responsibilities by the Board of Directors. The negotiations will begin once the Employer becomes a full reporting issuer, firm financing of the business plan is offered, the company has purchased D and O Insurance, and the company is ready to begin operations.

2.  Compensation

(a)  Signing Bonus:

     The Consultant will be paid $15,000 per month and any pre-approved expenses incurred on behalf of the company.

     500,000 options exercisable at $2.50 per share. They will be issued into escrow and Consultant will have full voting rights on these shares. They will be released from escrow on March 1, 2000, and until then will vest prorate 41,666 options per month.

3.  Termination Events

In the event Employer wishes to terminate the consulting agreement for any reason other than for cause or resignation, the outstanding invoices will be paid with 30-day's notice. The option contract will be delivered and any outstanding invoices will be offset against the exercise price of the options. Upon termination, the options will be granted registration rights and become freely tradeable.

4.  Protection of Confidential Information

Employer agrees to protect the Consultant's intellectual property, know how, trade secrets, whether written or verbal for the life of the Contract. Employee agrees to protect DVDT intellectual property of Licensor.

5.  Ownership of Work, Product and Ideas

During the consulting period any discoveries, inventions or patents, Materials and ideas related to the video jukebox industry and previously Owned or known by the Consultant will remain the property of Consultant.

6. This Contract supercedes all prior written or oral agreements on the subject matter hereto and shall be construed under the laws of the State of Nevada.

Digital Video Display Technology Corp.
/s/ Marilyn Haft, Director                /s/ Lee T. Edmondson, Consultant